UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2010

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154-4599

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 – Entry into a Materially Definitive Agreement.

The information provided in Item 2.03 below is hereby incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On July 28, 2010, Crown Holdings, Inc. (the “Company”) completed its note offering of €500,000,000 aggregate principal amount of 7 1/8% Senior Notes due 2018 (the “Offering”).

In connection with the Offering, Crown European Holdings SA (the “Issuer”), a wholly owned subsidiary of the Company, issued €500,000,000 aggregate principal amount of 7 1/8% Senior Notes due 2018 (the “Notes”). The Notes were sold in a private placement and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Notes will mature on August 15, 2018 and will accrue interest at a rate of 7 1/8% per year. Interest on the Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2011. The Issuer may redeem some or all of the Notes at any time prior to August 15, 2014 by paying a make-whole premium, plus accrued an unpaid interest, if any, to the redemption date. At any time prior to August 15, 2013, the Issuer may use the net proceeeds of certain equity offerings of capital stock of the Company that are contributed to the common equity capital or are used to subscribe for qualified capital stock of the Company to redeem up to 35% of the principal amount of the Notes at a redemption price equal to 107.125% of their principal amount plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of such Notes originally issued remain outstanding immediately after such redemption.

If the Issuer or the Company experiences a change of control, the Issuer may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Notes are senior obligations of the Issuer and will be unconditionally guaranteed on a senior basis by the Company and each of the Company’s present and future U.S. subsidiaries that guarantees obligations under the Company’s credit facilities and, subject to applicable law, each of the Issuer’s subsidiaries that guarantee obligations under the Company’s credit facilities.

The Notes have been issued under an indenture with The Bank of New York Mellon, as trustee. The indenture governing the Notes contains covenants that will limit the ability of the Company and the ability of its restricted subsidiaries (including the Issuer) to, among other things: incur additional debt; pay dividends or make other distributions, repurchase capital stock, repurchase subordinated debt and make certain investments; create liens and engage in sale and leaseback transactions; create restrictions on the payment of dividends and other amounts to the Company or the Issuer from restricted subsidiaries; sell assets or merge or consolidate with or into other companies; and engage in transactions with affiliates. If an event of default, as specified in the indenture governing the Notes, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the indenture filed herewith.

The description set forth above is qualified in its entirety by the indenture governing the Notes filed herewith as an exhibit.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 4.1	Indenture, dated as of July 28, 2010, by and among Crown European Holdings SA, as Issuer, the Guarantors named therein and The Bank of New York Mellon, as Trustee, relating to the 7 1/8% Senior Notes due 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2010	CROWN HOLDINGS, INC.

	By:	/S/ KEVIN C. CLOTHIER
	Name:	Kevin C. Clothier
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

(d)	Exhibits:

Exhibit 4.1	Indenture, dated as of July 28, 2010, by and among Crown European Holdings SA, as Issuer, the Guarantors named therein and The Bank of New York Mellon, as Trustee, relating to the 7 1/8% Senior Notes due 2018.

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